Exhibit 2.1
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Martin J. Bienenstock, Esq. (MB 3001)
Paul M. Basta, Esq. (PB 4434)

Attorneys for Debtors
and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

----------------------------------------X
IN RE                                   :
                                        :    CHAPTER 11 CASE NO.
FOOTSTAR, INC., ET AL.,                 :    04-22350 (ASH)
                                        :
                                        :   (JOINTLY ADMINISTERED)
                        DEBTORS.        :
----------------------------------------X

                    NOTICE OF AMENDMENT TO DEBTORS' PROPOSED
                 DISCLOSURE STATEMENT FOR DEBTORS' JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
             ------------------------------------------------------

           PLEASE TAKE NOTICE that, on November 12, 2004, the above-referenced debtors and debtors in possession filed their Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code and their Proposed Disclosure Statement relating thereto (the "Proposed Disclosure Statement").

           PLEASE TAKE FURTHER NOTICE that, pursuant hereto, Exhibit B to the Proposed Disclosure Statement is amended as follows:

           Footnote (d) shall be added to the "Interest" expense line and shall provide "Before consideration of interest payable on the balance due to Creditors following the Initial Cash Distribution and interest income generated from positive cash balances."

                     PLEASE TAKE FURTHER NOTICE that a hearing to consider the motion to approve, inter alia, the Proposed Disclosure Statement under section 1125 of the Bankruptcy Code (the "Motion") shall be held before the Honorable Adlai S. Hardin, United States Bankruptcy Judge, in Room 520 of the United States Bankruptcy Court for the Southern District of New York, 300 Quarropas Street, White Plains, New York 10601, on DECEMBER 9, 2004, AT 10:30 A.M. (prevailing Eastern Time), or as soon thereafter as counsel may be heard.

           PLEASE TAKE FURTHER NOTICE that responses or objections to the Motion, if any, must be in writing, must conform to the Bankruptcy Rules and the Local Rules of the Bankruptcy Court, must be filed with the Bankruptcy Court electronically in accordance with General Order M-242 (General Order M-242 and the User's Manual for the Electronic Case Filing System can be found at www.nysb.uscourts.gov), by registered users of the Bankruptcy Court's case filing system and, by all other parties in interest, on a 3.5 inch disk, preferably in Portable Document Format (PDF), WordPerfect or any other Windows-based word processing format (with a hard-copy delivered directly to Chambers), and must be served in accordance with General Order M-242 upon (i) Footstar, Inc., 933 MacArthur Blvd., Mahwah, New Jersey 07430 (Attn: Maureen Richards, Esq.); (ii) Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn: Martin J. Bienenstock, Esq. and Paul M. Basta, Esq.);
(iii) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York 10004 (Attn: Richard Morrissey, Esq.); (iv) Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022 (Attn: Tina Brozman, Esq. and Robert Barry, Esq.); (v) Kronish Lieb



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
Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036 (Attn: Jay Indyke, Esq. and Richard Kanowitz, Esq.), and (vi) Kramer Levin Naftalis & Frankel, 919 Third Avenue, New York, New York 10022 (Attn: David Feldman, Esq. and Matthew Williams, Esq.) in each case so as to be received no later than DECEMBER 3, 2004 AT 4:00 P.M. (prevailing Eastern Time).



Dated: New York, New York
       November 22, 2004

                                       /s/ Paul M. Basta
                                       --------------------------------------
                                       Martin J. Bienenstock, Esq. (MB 3001)
                                       Paul M. Basta, Esq. (PB 4434)
                                       WEIL, GOTSHAL & MANGES LLP
                                       767 Fifth Avenue
                                       New York, New York  10153
                                       Telephone: (212) 310-8000
                                       Facsimile: (212) 310-8007
                                       Attorneys for Debtors
                                       and Debtors in Possession








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